EXHIBIT 10.31


                           SECOND AMENDED AND RESTATED
                               GUARANTY AGREEMENT

     THIS SECOND AMENDED AND RESTATED GUARANTY AGREEMENT (this "Guaranty"), dated as of October 9, 1995, by each of the three undersigned corporations (individually each a "Guarantor" and collectively the "Guarantors") to BANK OF AMERICA ILLINOIS (formerly Continental Bank N.A.) (the "Bank");

                              W I T N E S S E T H:

     WHEREAS, the Guarantors are Subsidiaries of Azimuth Corporation, a Delaware corporation (the "Borrower"); and

     WHEREAS, pursuant to a Second Amended and Restated Loan and Security Agreement, dated as of October 9, 1995 (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "Loan Agreement"), between Borrower and the Bank, the Bank has agreed to make Loans (as defined in the Loan Agreement) to Borrower;

        WHEREAS, pursuant to the Other Loan Agreements (as defined in the Loan Agreement), each Guarantor has agreed to assume a portion of the obligations of the Borrower under the Original Loan Agreement (as defined in the Loan Agreement);

     WHEREAS, pursuant to the Amended and Restated Guaranty Agreement dated January 16, 1991, to the Bank, as amended (the "Original Guaranty"), each Guarantor has guaranteed all obligations of the Borrower to the Bank;

     WHEREAS, the Guarantors and the Bank desire to amend the Original Guaranty in certain respects; and

     WHEREAS, each Guarantor has, in consideration of, among other things, receiving advances and other financial accommodations from the Borrower, duly authorized the execution, delivery, and performance of this Guaranty;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, each Guarantor hereby agrees that the Original Guaranty is hereby amended and restated in its entirety as follows:


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                                   ARTICLE I.

                                   DEFINITIONS

     SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty shall, except where the context otherwise requires, have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Bank" is defined in the preamble.

     "Borrower" is defined in the first recital.

     "Guarantor" is defined in the preamble.

     "Loan Agreement" is defined in the second recital.

     "Obligations" means the "Liabilities" under and as defined in the Loan Agreement and the "Liabilities" under and as defined in each Other Loan Agreement.

     "Original Guaranty" is defined in the fourth recital.

     SECTION 1.2. Loan Agreement Definitions. Terms for which meanings are provided in the Loan Agreement shall, except as otherwise provided herein or as the context may otherwise require, have the same meanings when used in this Guaranty, including its preamble and recitals.

     SECTION 1.3. UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Agreement, including its preamble and recitals, with such meanings.

                                   ARTICLE II.

                                    GUARANTY

     SECTION 2.1. Guaranty of Payment. Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably

             (a) guarantees the full and prompt payment and performance when due, whether by required payment, voluntary prepayment, declaration, acceleration, or otherwise, and at all times thereafter, of all of the monetary obligations of the Borrower, each other Guarantor or any other Obligor under, or in respect of, the Obligations; and



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             (b) agrees to reimburse the Bank for all costs and expenses, including, without limitation, Attorneys' Fees, which Bank expends or incurs in collecting or compromising any obligation referred to in clause
      (a) and in enforcing this Guaranty, whether or not suit is filed, including all costs, expenses, reasonable Attorneys' Fees, and other charges incurred by the Bank in connection with any insolvency, bankruptcy, reorganization, liquidation, dissolution, arrangement, or other similar proceedings involving any Guarantor which in any way affect the exercise by the Bank of its rights, powers, remedies, and privileges with respect to this Guaranty or the outstanding principal amount of the Note.

Notwithstanding the foregoing, the maximum aggregate liability of each of the undersigned under this Guaranty shall not exceed the maximum amount of liability that such undersigned can incur without rendering this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, plus the expenses referred to above.

     SECTION 2.2. Obligations Absolute, Unconditional, etc. Each Guarantor agrees that its obligations hereunder shall be absolute, unconditional, and irrevocable, irrespective of the genuineness, validity, legality or enforceability of the Obligations, the Notes, the Loan Agreement, any Other Loan Agreement, or any other Related Agreement or any Other Loan Document, or any other instrument or collateral relating to or securing the payment, performance, or observance thereof or any other circumstance which could otherwise constitute a legal or equitable discharge of a surety or guarantor, and the Bank may proceed to enforce this Guaranty without pursuing or collecting a judgment against any other Person (including, without limitation, any other Guarantor), and without resorting to or enforcing any other collateral or security and without any other action whatsoever. The Bank shall have no obligation to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Obligations or this Guaranty. Each Guarantor hereby absolutely, unconditionally and irrevocably waives and agrees not to assert or take advantage of:

             (a) any right to require the Bank to proceed against the Borrower or any other Obligor (including, without limitation, any other Guarantor) or any other Person, to proceed against or exhaust any other security or collateral for the payment, performance or observance of the Obligations or to pursue any other remedy whatsoever before proceeding against such Guarantor hereunder;

             (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any Person, or the failure of the Bank to file or enforce a claim


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      against any estate (in administration, bankruptcy or any other proceedings) of any Person (including any other Guarantor);

             (c) any defense based upon an election of remedies by the Bank, including an election to proceed by non-judicial rather than judicial foreclosure;

             (d) any other defense of the Borrower or any other
      Guarantor or the cessation of the liability of the Borrower or any other Guarantor for any cause whatsoever, with respect to any Obligation;

             (e) any other defense of any kind, whether now existing or arising hereafter, of such Guarantor to any action, suit or judicial or legal proceeding that may be instituted with respect to this Guaranty;

             (f) presentment, demand, protest and notice of any kind, including, without limitation, notice of the creation or non-payment or non-performance of all or any of the Obligations, notice of dishonor or protest, notice of acceptance by the Bank of this Guaranty, notice of the existence, creation or incurrence of any new or additional indebtedness, obligation or other liability and notice of action or non-action on the part of the Bank, the Borrower or such Guarantor or any other Obligor (including any other Guarantor) or other Person in connection with the Obligations or otherwise; and

             (g) any duty on the part of the Bank or any other Person (including any other Guarantor) to disclose to such Guarantor any facts or information any such Person may now or hereafter know or possess regarding the Borrower, each other Guarantor, the Obligations or any other matter whatsoever, regardless of whether such Person has reason to believe that such facts or other information may materially increase the risk which such Guarantor intends to assume or has reason to believe that such facts or other information are unknown to such Guarantor or has a reasonable opportunity to communicate such facts or other information, it being understood and agreed that each Guarantor is fully and solely responsible for being and keeping informed of the financial condition of the Borrower and each other Guarantor and of all other circumstances bearing on the risk of non-payment, non-performance or non-observance of any Obligation.

This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable Guaranty of payment, and shall remain in full force and effect until all Obligations have been fully paid, and may not be amended, modified, or supplemented except in accordance with Section 11.6 of each of the Loan Agreement and each Other Loan Agreement. This Guaranty shall continue to be


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effective, or be reinstated, as the case may be, if at any time any payment, in whole or in part, of any Obligation is rescinded or must otherwise be restored or returned by the Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Guarantor or the Borrower, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any Guarantor or the Borrower or any part of the property of any thereof, or otherwise, all as though such payments had never been made. If any "Event of Default" shall at any time have occurred and be continuing under the Loan Agreement or any Other Loan Agreement and acceleration of the related Obligations shall at any time be prevented by reason of the pendency against the Borrower or any other Guarantor of a case or proceeding under a bankruptcy or insolvency law, each applicable Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of such obligations shall be deemed to have been accelerated with the same effect as if the holder of such Obligations had accelerated the same in accordance with the terms of the Loan Agreement, and each applicable Guarantor shall forthwith pay such principal amount and interest (if any) thereon and other Obligations without further notice or demand.

     SECTION 2.3. Waiver of All Defenses. The Bank may, from time to time, in its sole discretion and without notice to any Guarantor, take any or all of the following actions, all without in any way diminishing, impairing, releasing or affecting the liability or obligations of any Guarantor under or with respect to this Guaranty, and each Guarantor hereby irrevocably consents to any or all of the following actions by the Bank or any holder of the Note:

             (a) retain or obtain a Lien in any property to secure any of the Obligations or any obligation hereunder;

             (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to such Guarantor and the other Obligors (including any other Guarantor), with respect to any of the Obligations;

             (c) extend or renew for one or more periods (whether or not longer than the original period), or alter or exchange, any of the Obligations, or release or compromise any obligation of any nature of any other Obligor or any other Person with respect to any of the Obligations or amend or modify in any respect the Loan Agreement, any Other Loan Agreement, any other Related Agreement or any Other Loan Document;

             (d) waive, modify, subordinate, compromise or release its Lien in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Obligations or any obligation hereunder, or extend or renew


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      for one or more periods (whether or not longer than the original period)
      or waive, release, subordinate, compromise, modify, alter or exchange any guaranty or other obligation of any nature of any obligor with respect to any such property; and

             (e) resort to any or all Guarantors for payment of any of the Obligations, whether or not the Bank shall have resorted to or exhausted any other remedy or any other security or collateral for any obligation hereunder or shall have proceeded against the Borrower or any other Obligor (including any other Guarantor) or any other Person primarily or secondarily obligated with respect to any of the Obligations.

     Each Guarantor absolutely, unconditionally, and irrevocably agrees that the liability of such Guarantor hereunder, and the remedies for the enforcement of such liability, shall in no way be diminished or affected by:

             (i) the release or discharge of the Borrower or any other Obligor (including any other Guarantor) or any other Person responsible for the payment, performance, or observance of any Obligation in any creditors', receivership, bankruptcy, reorganization, insolvency or other case or proceeding;

             (ii) the rejection or disaffirmance in any such proceeding of any instrument evidencing, securing or executed in connection with the Obligations; or

             (iii) the impairment, limitation or modification of the Obligations resulting from the operation of any present or future provision of the federal Bankruptcy Code or any other statute or law of any kind or from the decision or order of any court.

     Each Guarantor absolutely, unconditionally, and irrevocably further agrees that:

             (x) the creation from time to time of Obligations, including the making of loans to the Borrower and the other Guarantors, and the application or allocation of amounts received by the Bank or any other Person to the payment of such Obligations, and the creation, existence or enforcement from time to time of any security for the Obligations, and the application and allocation of the proceeds of such security, shall in no way affect or impair the rights, remedies, powers and privileges of the Bank or any other holder of any Obligation or the obligation of each Guarantor under this Guaranty; and



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             (y) subject to Section 2.6 of the Loan Agreement and Section 2.9 of
      the Other Loan Agreements, any amounts received by the Bank from whatsoever source on account of the Obligations may be applied by it toward the payment of such of the Obligations and in such order of application as the Bank may in its sole discretion determine.

     Each Guarantor hereby expressly waives notice of the creation of the Obligations and all diligence in collection or protection of or realization upon the Obligations or any thereof, any obligation hereunder or any security for or guaranty of any of the foregoing.

     The creation or existence from time to time of Obligations in excess of the amount to which the right of recovery against any Guarantor under this Guaranty is limited is hereby authorized, without notice to any Guarantor, and shall in no way affect or impair the rights of the Bank and the obligation of each Guarantor under this Guaranty.

     SECTION 2.4. Payment, etc., by Guarantors. Each Guarantor hereby unconditionally covenants and agrees that:

             (a) in the event the Borrower or any other Guarantor shall fail duly and punctually to pay any Obligation on the date on which such payment is due (whether at scheduled maturity, by acceleration or otherwise); or

             (b) upon the occurrence of any other Event of Default under the Loan Agreement or under any Other Loan Agreement;

such Guarantor will, within five Business Days after the receipt of written notice from the Bank demanding payment of either the amount of the Obligation which the Borrower or the relevant other Guarantor, as appropriate, has failed to pay (in the case of a demand arising out of an event described in clause (a)) or up to the entire unpaid amount of the Obligations (in the case of an event described in clause (b)), pay the entire amount of Obligations demanded to the Bank at its office at 231 South LaSalle Street, Chicago, Illinois 60697, in same day funds. If any Guarantor fails to pay any such amount, the Bank may institute any action or proceeding, and make, obtain and enforce a judgment or final decree, against such Guarantor and collect in the manner provided by law or in equity out of such Guarantor's property, wherever situated, all amounts adjudged or decreed to be payable.

     Each Guarantor further agrees that the Bank may from time to time, upon receipt by the Bank of any proceeds of any collateral granted by such Guarantor to the Bank in connection herewith, apply such proceeds to the payment of the Obligations, whether or not then due, as provided in Section 2.6 of the Loan Agreement or Section 2.9 of the relevant Other Loan Agreement, as applicable.


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     SECTION 2.5. Subrogation. Each Guarantor hereby irrevocably agrees not to assert any claim or other right which it may now have or hereafter acquire against the Borrower, any other Guarantor or any other Obligor that arises from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty, any Other Loan Agreement, any Other Loan Document or any other Related Agreement, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of the Bank against the Borrower or any other Obligor or any collateral which the Bank now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights, until all Obligations have been finally paid in full in cash and all obligations on the part of the Bank to make advances to the Borrower and the other Guarantors have been terminated. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Obligations shall not have been paid in cash in full and the obligations of the Bank to make advances to the Borrower and the other Guarantors under the Loan Agreement and the Other Loan Agreements have not been terminated, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for, the Bank, and shall forthwith be paid to the Bank to be credited and applied upon the Obligations, whether matured or unmatured.

                                  ARTICLE III.

                                     OFFSET

     SECTION 3.1. Right to Offset. In addition to, and without limitation of, any other rights of the Bank under any applicable law or otherwise, the Bank or other holder of any Obligation may, without demand or prior notice of any kind, at any time and from time to time when any amount shall be due and payable by any Guarantor hereunder, appropriate and apply toward the payment of any Obligation or any other amount owing to it hereunder any amounts, property, balances, credits, deposit accounts or moneys of any Guarantor in the possession or control of the Bank or such holder for any purpose. The Bank shall promptly advise the applicable Guarantor of any such application, but failure to do so shall not impair the effect thereof.



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                                   ARTICLE IV.

                                  MISCELLANEOUS

     SECTION 4.1. Instrument Pursuant to Loan Agreement. This Guaranty is a Related Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions of the Loan Agreement.

     SECTION 4.2. Successors and Assigns; Assignment. This Agreement shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of and be enforceable by the Bank and its successors and assigns, including any assignee of any Obligation; provided, however, that no Guarantor may assign any of its obligations hereunder without the prior written consent of the Bank. The Bank may, subject to the provisions of Section 11.9 of each of the Loan Agreement and the Other Loan Agreements, from time to time, without notice to the Guarantors, assign or transfer any Obligation or any interest therein, and notwithstanding any such transfer or assignment of any subsequent transfer or assignment thereof, such Obligations shall be and remain Obligations for purposes of this Agreement, and each and every immediate and successive transferee or assignee of any Obligation or any interest therein shall, to the extent of the interest of such transferee or assignee in the Obligations, be entitled to the benefits of this Guaranty.

     SECTION 4.3. Independent Obligations. The obligations of each Guarantor hereunder are independent of the obligations of the Borrower and each other Guarantor, and in the event of any default hereunder, a separate action or actions may be brought, maintained and prosecuted against any Guarantor whether or not the Borrower or any other Guarantor is a party thereto or joined therein or a separate action or actions are brought against the Borrower and each Guarantor. The Bank may maintain successive actions upon any default hereunder. The rights of the Bank shall not be exhausted by its exercise of any its rights, powers, remedies and privileges hereunder or by any such action or by any number of successive actions until all Obligations and all obligations of each Guarantor hereunder have been fully paid and performed.

     SECTION 4.4. Governing Law. This Guaranty shall be deemed to be a contract made under and governed by the internal laws of the State of Illinois. For purposes of any action or proceeding involving this Guaranty, each Guarantor hereby expressly submits to the jurisdiction of all Federal and State courts located in the State of Illinois and agrees that it may be served with any process or paper by registered mail or by personal service within or without the State of Illinois, provided a reasonable time for appearance is allowed.



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     SECTION 4.5. Notices. All notices and other communications hereunder to each Guarantor shall be delivered or transmitted to such Guarantor at the address set forth below its signature to the Loan Agreement (in the case of the Borrower) or the Other Loan Agreement to which it is a party (in the case of each other Guarantor).

     SECTION 4.6. Termination. Subject to the last three sentences of Sections
2.2 and to clause (c) of Section 2.3, this Guaranty shall be of no further force or effect upon the full payment and performance in full of the Obligations and when the Bank has no further obligation to make advances under the Loan Agreement or any Other Loan Agreement.



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    IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivery by its authorized officer as of the date first above written.

                                             DELAWARE ELECTRO INDUSTRIES, INC.


                                             By________________________________
                                               Title:__________________________


                                             CONTEMPO DESIGN, INC.


                                             By________________________________
                                               Title:__________________________



                                             CONTEMPO DESIGN WEST, INC.

                                             By________________________________
                                               Title:__________________________




BANK OF AMERICA ILLINOIS


By________________________________
  Title:__________________________


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